UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

907 Walnut Street, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2006, the Federal Home Loan Bank of Des Moines announced that Michael L. Wilson was appointed on July 31, 2006 to serve as the Bank's Senior Vice President and Chief Business Officer. Mr. Wilson will have overall responsibility for leading and coordinating delivery of products and services to the Bank’s members and the communities they serve, as well as the information services and other systems that support the Bank’s business activities.

On August 2, 2006, Mr. Wilson and the Bank entered into an employment agreement with an initial term under the agreement beginning August 21, 2006 and ending on December 31, 2008. The initial term will automatically be extended by one year effective January 1, 2009 and each year thereafter until such date as either the Bank or Mr. Wilson terminate such automatic extension. The employment agreement provides that the Bank shall pay an annualized base salary of not less than $360,000 (prorated) in 2006, $375,000 in 2007, and $390,000 in 2008. Mr. Wilson’s salary will be reviewed annually at the end of each calendar year, but may not be decreased during the term of the agreement.

Mr. Wilson is entitled to participate in the Bank’s Gainsharing Plan, with an annual target of 20% up to 40% of his base salary. Mr. Wilson will also be entitled to participate in all pension, 401(k), and similar benefit plans offered by the Bank at terms generally applicable to the Bank’s other senior executives. Mr. Wilson’s employment agreement will be terminated upon the occurrence of any one of the following events: his death; he is incapacitated from illness, accident, or other disability and is unable to perform his normal duties for a period of ninety consecutive days, upon 30 days’ written notice; or the expiration of the term of the employment agreement, or any extension or renewal thereof. Additionally, Mr. Wilson’s employment agreement may be terminated by the Bank for cause or by Mr. Wilson for good reason; or by the Bank or Mr. Wilson without cause upon thirty days written notice to the other party. If Mr. Wilson’s employment is terminated by the Bank without cause or by Mr. Wilson with good reason, he shall be entitled to severance payments equal to his base salary for the calendar year in which the termination occurs, plus the minimum total incentive compensation for the calendar year in which the termination occurs prorated as of such date. No severance shall be paid in connection with the expiration or non-renewal of the employment agreement.

A copy of the employment agreement is attached as Exhibit 10.13 to this Form 8-K and is incorporated herein by reference. A press release announcing the appointment of Mr. Wilson is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Prior to joining the Bank, Mr. Wilson, age 49, had served as Senior Executive Vice President and Chief Operating Officer of the Federal Home Loan Bank of Boston (FHLB Boston) since August 1999, and had served in other senior leadership roles with the FHLB Boston since 1994. There are no familial relationships between Mr. Wilson and any director or executive officer of the Bank. Neither Mr. Wilson nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.13

Employment Agreement of Michael L. Wilson, dated as of August 2, 2006, by and among the Bank and Michael L. Wilson

Exhibit 99.1

Press Release dated August 2, 2006, issued by the Federal Home Loan Bank of Des Moines

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 2, 2006	By:	/s/ L. Allyn Dixon, Jr.

Name: L. Allyn Dixon, Jr.
Title: General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.13	Employment Agreement
99.1	Press Release